Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  June 12, 2008

RICK'S CABARET INTERNATIONAL, INC.
(Exact  Name  of  Registrant  As  Specified  in  Its  Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Issuer’s  Telephone  Number,  Including  Area  Code)

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On June 12, 2008, we completed the private placement of 672,000 shares of our restricted common stock to institutional investors at a price of $20.00 per share for gross proceeds of $13,440,000 with net proceeds of approximately $12,375,000 to the Company after expenses.  The common stock was sold under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder.  All of the offers and sales of the common stock were made exclusively to “accredited investors” (as such term is defined in Rule 501(a) of Regulation D) in offers and sales not involving a public offering.  The purchasers in the private placement purchased the securities for their own account and not with a view towards or for resale. The private placement was conducted without general solicitation or advertising.

A copy of the Subscription Agreement is attached hereto as Exhibit 10.1.  A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

10.1	Subscription Agreement (FORM OF)
99.1	Press release dated June 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

	By:	/s/ Eric Langan
Date: June 17, 2008		Eric Langan
President and Chief Executive Officer